                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Protein Polymer Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                      PROTEIN POLYMER TECHNOLOGIES, INC.
            10655 Sorrento Valley Road, San Diego, California 92121

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Protein Polymer Technologies, Inc. (the "Company"), which will be held at the offices of Paul, Hastings, Janofsky and Walker LLP, located at 399 Park Avenue, 31st Floor, New York, New York 10022, on Friday, May 18, 2001 at 1:00 p.m. for the following purposes:


     1. To elect nine (9) members of the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of Common Stock which we are authorized to issue from 40,000,000 to 60,000,000.

     3. To ratify the appointment of Peterson & Company as independent auditors for the fiscal year ending December 31, 2001.

     4. To consider and act upon such other matters as may properly come before the meeting.

     Shareholders of record at the close of business on March 21, 2001 are entitled to notice of, and to vote at, this meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present either in person or by proxy in order for the meeting to be held. The proxy is revocable at any time in the manner set forth on page 1 of the Proxy Statement and will not affect your right to vote in person in the event that you attend the meeting.

     Accompanying this Notice and Proxy Statement is a copy of our annual report for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.



                              By Order of the Board of Directors,

                              Philip J. Davis
                              Secretary

April 25, 2001


================================================================================

WHETHER OR NOT YOU ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

================================================================================

                      PROTEIN POLYMER TECHNOLOGIES, INC.
            10655 Sorrento Valley Road, San Diego, California 92121

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001

     This proxy statement is furnished by Protein Polymer Technologies, Inc. ("Company"), 10655 Sorrento Valley Road, San Diego, California 92121, in connection with the solicitation by the Company's Board of Directors ("Board of Directors") of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday, May 18, 2001 at 1:00 p.m., or any adjournments or postponements thereof ("Annual Meeting"). The date of this proxy statement and the accompanying form of proxy is April 25, 2001, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to our stockholders.

General Information

     Annual Report. An Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 is enclosed with this proxy statement.

     Voting Securities. Only stockholders of record as of the close of business on March 21, 2001 will be entitled to vote at the Annual Meeting. As of April 2, 2001, there were 21,405,813 shares of our common stock, par value $.01 per share ("Common Stock"), issued and outstanding and 21,000 shares of our Series G Convertible Preferred Stock, $.01 par value per share ("Series G Preferred Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each share of Common Stock outstanding on the record date is entitled to one (1) vote and each share of Series G Preferred Stock is entitled to two hundred (200) votes per share. The holders of Common Stock and Series G Preferred Stock vote together as a single class and do not have the right to cumulate votes. An affirmative vote of a majority of the shares voted at the Annual Meeting, by person or in proxy, is required for approval of each item being submitted to the stockholders for consideration. Proxies will be received and tabulated by the Company's transfer agent. An officer of the Company may be appointed to tabulate votes cast in person at the meeting. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Any unmarked proxies, including those submitted by brokers or nominees, will be voted for the directors nominated and for all proposals submitted herewith.

     Solicitation of Proxies. We will bear the cost of soliciting proxies. We will solicit stockholders by mail and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the Annual Meeting will be voted. Where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his, her or its proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote FOR the nine nominees named below under "Director Nominees" as the nine directors, unless instructed otherwise in the proxy. Each director is to hold office until the 2002 Annual Meeting of Stockholders and until his or her successor is elected and duly qualified.

     The names and certain information concerning the persons to be nominated to become directors by the Board of Directors at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER "DIRECTOR NOMINEES." It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company's directors is relevant to your consideration of the slate proposed by your Board of Directors.

Information Concerning Nominees for Director

     Director Nominees. The table below sets forth certain information regarding the nominees to the Board of Directors, each of whom is a current director of the Company.

Name                        Age        Position
----                        ---        --------
J. Thomas Parmeter           61        Chairman of the Board of Directors,
                                       Chief Executive Officer and President

Edward E. David, Ph.D. (1)   75        Director

George R. Walker (1)(2)      76        Director

Patricia J. Cornell          52        Director

J. Paul Jones, Ph.D.         59        Director

Philip J. Davis (2)          71        Director, Secretary

Edward J. Hartnett (1)       69        Director

Richard Adelson (2)          43        Director

Kerry L. Kuhn, M.D.          52        Director

_______________________
(1)  Member of the Stock Option and Compensation Committee of Board of
     Directors.
(2)  Member of the Audit Committee of Board of Directors.

     Mr. J. Thomas Parmeter has been the Company's President, Chief Executive Officer and Chairman of the Board of Directors since its inception in July 1988. He also served as its Chief Financial Officer from its inception until July 1992. From 1982 to November 1987, Mr. Parmeter was President, Chief Executive Officer and, from June 1987 to June 1988, Chairman of the Board of Syntro Corporation.

     Dr. Edward E. David has served as a Director of the Company since January 1989. Dr. David has been a private consultant since 1986. In addition, he is now a principal and Vice President of the Washington Advisory Group, LLC, advisor to industry, universities and institutions. From 1977 to 1986, he was the President of Exxon Research and Engineering. From 1981 to 1988, Dr. David sat on the White House Science Council. Among his current responsibilities and affiliations, Dr. David is a Director of Medjet, Inc., Spacehab, Inc., Aquasearch Inc., and is a life member of the Massachusetts Institute of Technology Corporation. Dr. David is also Chairman of the Company's Technical Advisory Group.

  Mr. George R. Walker has served as a Director of the Company since January 1989. Mr. Walker, retired since January 1985, was formerly the Vice President-Finance for Esso Europe, an operating division of the Exxon Corporation.

     Ms. Patricia J. Cornell, CFA, has served as vice president and director of Taurus Advisory Group, a registered investment adviser, since March 1984. From 1976 through 1984, Ms. Cornell held senior positions in portfolio management at Morris Offit Associates and Lionel D. Edie & Company. Although clients of Taurus Advisory Group hold significant amounts of the Company's Common Stock, Ms. Cornell does not serve as a member of the Board pursuant to any arrangement, agreement or understanding with either the Company or Taurus Advisory Group.

     Mr. Philip J. Davis has been the Company's Secretary since January 1989. Mr. Davis was a director of the Company since April 1994; he previously served as a director of the Company from January 1989 until October 1991. Mr. Davis is currently a private investor. He was with Credit Suisse First Boston Corporation as its Managing Director of Investment Banking since their acquisition of Donaldson, Lufkin & Jenrette in November 2000. Mr. Davis retired from that position effective January 1, 2001. He was formerly Managing Director of Investment Banking at Donaldson, Lufkin & Jenrette from June 1994 until November 2000. He was formerly Director, Institutional Sales, at Merrill Lynch, Inc. (formerly Merrill Lynch Capital Markets) from February 1991 until June 1994, and had been a Vice President at Merrill Lynch, Inc. since 1986.

     Mr. Edward J. Hartnett has served as a director of the Company since
March 1996. Mr. Hartnett, retired since January 1996, previously served as a Company Group Chairman for the Johnson & Johnson Company, a diversified drug and medical products company. Mr. Hartnett is a past chairman of the Health Industry Manufacturers Association. Although Johnson & Johnson Development Company, an affiliate of Mr. Hartnett's previous employer (Johnson & Johnson Company), is a significant holder of the Company's Series D Preferred Stock, Series F Preferred Stock and Common Stock, Mr. Hartnett does not serve as a member of the Board pursuant to any arrangement, agreement or understanding with either the Company or Johnson & Johnson Company.

      Dr. J. Paul Jones has served as a director of the Company since May 1998. Mr. Jones, retired since January 1998, was previously with Procter & Gamble Company since 1969, most recently as its Vice President, Research & Product Development, OTC Health Care Products Worldwide, and was formerly a member of the Analgesics subcommittee of the American Society of Clinical Pharmacology and Toxicology.

      Mr. Richard Adelson has served as a director of the Company since September 1999. Mr. Adelson is presently a private investor. From 1995 to 1996 he was the Senior Managing Director of The Eastman Group, Inc. From 1989 to 1995, he was the Director of Leasing and Acquisitions for the Donald Zucker Company. From 1987 to 1989 he was the Administrative Director of the Leonard Garner Group.

      Dr. Kerry L. Kuhn has served as a director of the Company since April 2000. Dr. Kuhn is currently a partner and Board certified practicing physician at the Omega Obstetrics and Gynecology Center in Coral Springs, Florida. Dr. Kuhn also serves as an adjunct professor in biology at the Nova University Department of Science, Math and Technology.

      Currently, all directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among our directors and officers.

Attendance at Meetings

      During the fiscal year ended December 31, 2000, the Board of Directors held eighteen meetings. Each director serving on the board of directors in fiscal year ended December 31, 2000 attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

Board Committees

      In fiscal year ended December 31, 2000, the Company had a standing Stock Option and Compensation Committee and an Audit Committee.

Stock Option and Compensation Committee

      The Stock Option and Compensation Committee met five times during the last fiscal year. During 2000, the Stock Option and Compensation Committee determined grants of stock options under, and administered, the 1989 and 1992 stock option plans of the Company, as well as its 1996 non-employee directors' stock option plan and employee stock purchase plan. The Stock Option and Compensation Committee also made recommendations to the Board on the annual salaries of all elected officers of the Company and made recommendations to the Board on compensation matters of the Company.

Audit Committee

     The Audit Committee met three times during the last fiscal year. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and recommendations resulting from the auditors' report.

Directors Compensation

     No directors received any cash compensation for their services as directors during the 2000 fiscal year. Edward E. David, Inc., of which Dr. David is the sole shareholder, received $16,000 during 2000 for Dr. David's services as Chairman of the Company's Technical Advisory Group. All directors were reimbursed for their out-of-pocket expenses in attending meetings of the Board or committees thereof.

     Outside directors are granted options to purchase Common Stock under the Company's 1996 Non-Employee Directors' Stock Option Plan ("1996 Option Plan"). Each such director is currently granted options to purchase 5,000 shares of Common Stock of the Company upon their election to the Board or on the first business day in June of each calendar year. Such options are exercisable six months after the date of grant at a price equal to the fair market value of the Common Stock on the date of grant. During 1999, Ms. Cornell and each of Messrs. Adelson, David, Davis, Hartnett, Jones, and Walker received options to purchase 5,000 shares of Common Stock, at an exercise price of $1.22 per share, and Dr. Kuhn received options to purchase 5,000 shares of Common Stock, at an exercise price of $1.44 per share, under the 1996 Option Plan. The 1996 Option Plan was amended in 2001 to increase the annual option grants from 5,000 to 10,000.

Vote Required

     If a quorum is present and voting, the persons receiving the greatest number of votes shall be the persons elected as directors.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE NOMINEES.

                              PROPOSAL NUMBER TWO
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In April 2001, the Board of Directors declared it advisable and approved an amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 40,000,000 shares to 60,000,000 shares (the "Amendment").

Approval of the Amendment

     If approved by the stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. The amendment to Article IV of the Company's Certificate of Incorporation would change subsection (a) of Article IV of the Company's Certificate of Incorporation to read in its entirety and substantially as follows:

     "(a) The corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) and each such share shall have a par value of one cent ($.01). The total number of shares of Common Stock authorized to be issued is Sixty Million (60,000,000) and each such share shall have a par value of one cent ($.01)."

Purpose and Effect of the Amendment

     The Company is presently authorized to issue 40,000,000 shares of Common Stock, of which 21,405,813 shares were issued and outstanding at April 2, 2001, and 16,338,850 were reserved for issuance under certain warrants, convertible preferred stock and stock option plans and agreements. A balance of 2,255,337 authorized shares of Common Stock remained available for issuance without stockholder action. The 20,000,000 additional shares of Common Stock for which authorization is sought would have the same rights and privileges as the Common Stock presently outstanding.

     The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

Potential Anti-Takeover Effect

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if the Amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available.

     The affirmative vote of the holders of a majority of the outstanding shares is necessary for approval of the Amendment.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT.

                             PROPOSAL NUMBER THREE
                            APPOINTMENT OF AUDITORS

     Our Board of Directors has selected Peterson & Company as independent auditors to audit our financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP has been our independent auditor since our inception in 1988 and served as independent auditor for the fiscal year ending December 31, 2000. Ernst & Young LLP has declined to stand for re-election as our independent auditor. The Audit Committee interviewed Peterson & Company and recommended to the Board of Directors that Peterson & Company be selected to replace Ernst & Young LLP.

     Ernst & Young LLP's reports on our financial statements for the last two fiscal years have never contained an adverse opinion or disclaimer of opinion, nor have they contained any modifications as to uncertainty (except that their report on the 2000 financial statements contained an uncertainty paragraph related to our ability to continue as a going concern), scope or accounting principles. Furthermore, for the last two fiscal years, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of any such disagreements in connection with its reports.

     The independent auditors meet periodically with the Audit Committee of the Board. The members of the Audit Committee were Mr. Adelson, Mr. Davis, and Mr. Walker. It is not anticipated that representatives of Peterson & Company or Ernst & Young LLP will be present at the Annual Meeting. Members of the Audit Committee and management will be available at the Annual Meeting to answer questions with respect to financial statements.

       Accounting fees for the last fiscal year were as follows:

       .    Audit Fees - $51,750;

       .    Other Audit Related Fees - $8,250;

       .    Financial Information Systems Design and Implementation Fees -
            $0;

       .    All Other Fees - $9,024.


Vote Required and Board of Directors' Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PETERSON & COMPANY AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors and the committee's written charter is approved by the Board of Directors (hereto attached as Appendix A). In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Company's annual report for fiscal year 2000 with management, who has the primary responsibility for the financial statements and the reporting process. As part of its review, the committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted accounting principles and SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The committee discussed with the independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of its financial reporting. The committee held three such meetings during the year ended December 31, 2000.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Peterson & Company as the Company's independent auditors for fiscal year 2001.

                                    The Audit Committee

                                    Richard Adelson
                                    Philip J. Davis
                                    George R. Walker


                                    April 12, 2001

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information as of April 2, 2001 with respect to (i) all persons known by the Company to be the beneficial owner of more than 5% of the Common Stock and Series G Preferred Stock, if any, (ii) all Directors and nominees for Director, (iii) each executive officer named below and (iv) all directors and executive officers as a group. The business address of each of the Company's directors and named executive officers is the Company's address unless otherwise stated in the table below.

                                                                               Shares Beneficially Owned(1)(2)
Name and Address                                                             -----------------------------------
of Beneficial Owner                                                               Number           Percentage
-------------------                                                          -----------------  ----------------
J. Thomas Parmeter (3)(4)(5)...............................................            821,777             3.79%
Philip J. Davis (3)(4)(6)..................................................            940,345             4.33%
Patricia J. Cornell (3)(7)(10).............................................         18,094,379            61.20%
   Taurus Advisory Group
   2 Landmark Square
   Stamford, Connecticut 06901
J. Paul Jones (3)(8).......................................................             42,000                *
Johnson & Johnson Development Company (9)..................................          1,648,933             7.45%
   One Johnson & Johnson Plaza
   New Brunswick, New Jersey  08933
Taurus Advisory Group (10).................................................         18,073,379            61.23%
   2 Landmark Square
   Stamford, Connecticut 06901
George R. Walker (3)(11)...................................................            161,012                *
Edward E. David, Ph.D. (3)(12).............................................             71,107                *
Edward J. Hartnett (3)(13).................................................             50,000                *
Richard Adelson (3)(14)....................................................            504,600             2.33%
Kerry L. Kuhn, M.D. (3)(15)................................................            477,500             2.21%
Joseph Cappello, Ph.D. (4)(16).............................................            229,748             1.07%
Franco A. Ferrari, Ph.D. (4)(17)...........................................            207,237                *
John E. Flowers (4)(18)....................................................            183,184                *
Laura Sarno (4)............................................................             10,820                *
Russell Stern (19).........................................................          1,234,223             5.66%

All directors and executive officers
as a group (13 persons)(20)................................................         21,793,709            69.82%

_______________________
*    Amount represents less than one percent of the Common Stock.

(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to joint ownership with spouses and community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)  Director and Nominee for Director.

(4)  Executive Officer.

(5)  Includes (i) 200,000 shares subject to options exercisable within 60 days,
     (ii) 30,000 warrants exercisable within 60 days (which warrants were issued in connection with the exercise and exchange of the

     Company's Series G Warrants), (iii) 40,000 shares issuable upon conversion of 500 shares of the Company's Series E Preferred Stock convertible within 60 days and (iv) 30,000 shares issuable upon conversion of 150 shares of the Company's Series G Preferred Stock convertible within 60 days (such Series G Preferred Stock votes with the Common Stock on an as converted basis).

(6)  Includes (i) 50,000 shares subject to options exercisable within 60 days,
     (ii) 100,000 warrants exercisable within 60 days (which warrants were issued in connection with the exercise and exchange of the Company's Series G Exchange Warrants), (iii) 80,000 shares issuable upon conversion of 1,000 shares of the Company's Series E Preferred Stock convertible within 60 days and (iv) 100,000 shares issuable upon conversion of 500 shares of the Company's Series G Preferred Stock convertible within 60 days (such Series G Preferred Stock votes with the Common Stock on an as converted basis).

(7) Includes 20,000 shares subject to options exercisable within 60 days. Ms. Cornell is also a Vice President and Director of Taurus Advisory Group, and as such may be deemed to exercise investment power over shares held by Taurus Advisory Group. Ms. Cornell disclaims such beneficial ownership.

(8)  Includes 42,000 shares subject to options exercisable within 60 days.

(9) Includes 728,453 shares issuable upon conversion of 27,317 shares of the Company's Series D Preferred Stock and Series F Preferred Stock convertible within 60 days at an assumed conversion price of $3.75. The conversion price of each share of Series D Preferred Stock and Series F Preferred Stock is equal to $100 divided by the lesser of (i) $3.75 or (ii) the market price at the time of conversion.

(10) Includes (i) 9,949,629 shares held by clients of Taurus Advisory Group,
     (ii) 288,750 warrants exercisable within 60 days held by clients of Taurus Advisory Group (which warrants were issued in connection with the Company's Series E Preferred Stock), (iii) 1,155,000 shares issuable upon conversion of 14,437.5 shares of the Company's Series E Preferred Stock convertible within 60 days held by clients of Taurus Advisory Group, (iv) 1,578,000 warrants exercisable within 60 days held by clients of Taurus Advisory Group (which warrants were issued in connection with the exercise and exchange of the Company's Series G Warrants), (v) 1,762,000 warrants exercisable within 60 days held by clients of Taurus Advisory Group (which warrants were issued in connection with the exercise and exchange of the Company's Series G Exchange Warrants) and (vi) 3,340,000 shares issuable upon conversion of 16,700 shares of the Company's Series G Preferred Stock convertible within 60 days held by clients of the Taurus Advisory Group (such Series G Preferred Stock votes with the Common Stock on an as converted basis). Taurus Advisory Group exercises investment power over such shares.

(11) Includes 35,000 shares subject to options exercisable within 60 days.

(12) Includes 45,000 shares subject to options exercisable within 60 days.

(13) Represents 50,000 shares subject to options exercisable within 60 days.

(14) Includes (i) 10,000 shares subject to options exercisable within 60 days,
     (ii) 16,000 warrants exercisable within 60 days (which warrants were issued in connection with the Company's Series E Preferred Stock), (iii) 100,000 warrants exercisable within 60 days (which warrants were issued in connection with the exercise and exchange of the Company's Series G Warrants), and (iv) 100,000 shares issuable upon conversion of 500 shares of the Company's Series G Preferred Stock convertible within 60 days (such Series G Preferred Stock votes with the Common Stock on an as converted basis).

(15) Includes (i) 12,500 warrants exercisable within 60 days (which warrants were issued in connection with the Company's Series E Preferred Stock),
     (ii) 50,000 shares issuable upon conversion of 625 shares of the Company's Series E Preferred Stock convertible within 60 days, (iii) 80,000 warrants exercisable within 60 days (which warrants were issued in connection with the exercise and exchange of the Company's Series G Exchange Warrants) and
     (iv) 80,000 shares issuable upon conversion of 400 shares of the Company's Series G Preferred Stock convertible within 60 days (such Series G Preferred Stock votes with the Common Stock on an as converted basis).

(16) Includes 154,000 shares subject to options exercisable within 60 days.

(17) Includes 120,500 shares subject to options exercisable within 60 days.

(18) Includes 118,000 shares subject to options exercisable within 60 days.

(19) Includes (i) 20,000 shares subject to options exercisable within 60 days,
     (ii) 150,000 warrants exercisable within 60 days (which warrants were issued in connection with the exercise and exchange of the Company's Series G Exchange Warrants) and (iii) 80,000 shares issuable upon conversion of 1,000 shares of the Company's Series E Preferred Stock convertible within 60 days and (iv) 150,000 shares issuable upon conversion of 750 shares of the Company's Series G Preferred Stock convertible within 60 days (such Series G Preferred Stock votes with the Common Stock on an as converted basis).

(20) Includes 849,500 shares subject to options exercisable within 60 days, 3,967,250 shares subject to warrants convertible within 60 days, and 4,975,000 shares subject to preferred stock convertible within 60 days.

                            EXECUTIVE COMPENSATION

     The following table shows for the periods indicated the compensation paid to or accrued to, or for the benefit of, each of the named executive officers of the Company for services rendered to the Company during 2000.

                           Summary Compensation Table

                                                         Annual Compensation                    Long Term Compensation
                                               ---------------------------------------    --------------------------------
                                                                                             Restricted      Securities
                                                                        Other Annual            Stock       Underlying
Name and Principal Position             Year     Salary       Bonus     Compensation           Awards          Options
-------------------------------------  ------  -----------  ---------  ---------------      -------------  ---------------
J. Thomas Parmeter...................    2000     $212,000        -0-              -0-                -0-              -0-
President, Chief Executive Officer       1999     $200,000        -0-              -0-                -0-              -0-
and Chairman of the Board                1998     $190,000        -0-              -0-                -0-              -0-


Joseph Cappello, Ph.D................    2000     $137,000        -0-              -0-             $1,328           10,000
Vice President - Research and            1999     $129,000        -0-              -0-                -0-           42,500
 Development, Director- Polymer          1998     $124,500     10,000              -0-             $8,594           25,000
 Research and Chief Technical Officer


Franco A. Ferrari, Ph.D..............    2000     $127,000        -0-              -0-             $1,328           10,000
Vice President - Laboratory              1999     $119,700        -0-              -0-                -0-           30,000
 Operations and Polymer Productions,     1998     $116,850    $ 7,500              -0-             $6,446           20,000
 Director- Molecular Genetics


John E. Flowers......................    2000     $125,000        -0-              -0-             $1,328           10,000
Vice President-Planning and              1999     $117,600        -0-              -0-                -0-           30,000
 Operations                              1998     $114,800    $ 7,500              -0-             $6,446           20,000


Laura Sarno..........................    2000     $103,000        -0-              -0-             $1,328           10,000
Vice President-Clinical Affairs          1999          n/a        -0-              -0-                -0-           75,000
                                         1998          n/a        n/a              n/a                n/a              n/a

                       Option Grants in Last Fiscal Year

     The following table provides information about the number of options granted to each of the named executive officers of the Company during the fiscal year ended December 31, 2000. No stock appreciation rights were granted to any executive officer during the last fiscal year.

                      Number of Securities   % of Total Options
                       Underlying Options   Granted to Employees     Exercise       Expiration
Name                        Granted            in Fiscal Year      Price ($/sh)        Date
----                  --------------------  ---------------------  ------------  -----------------
J. Thomas Parmeter                     -0-                   -0-%          n/a        n/a

Joseph Cappello, Ph.D.             10,000                      8%         $.88   September 25, 2010


Franco A. Ferrari, Ph.D.           10,000                      8%         $.88   September 25, 2010


John E. Flowers                    10,000                      8%         $.88   September 25, 2010

Laura Sarno,                       10,000                      8%         $.88   September 25, 2010

                Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Value

     The following table provides information about the number of unexercised options held by each of the named executive officers of the Company at December 31, 2000. None of the executive officers exercised options during the fiscal year. The Company has not granted stock appreciation rights to any named executive officer.

                                                                  Number of                              Value of
                                                                  Securities                            Unexercised
                                                                  Underlying                           In-the-Money
                                                                 Unexercised                              Options
                             Shares                               Options at                          At Fiscal Year
                            Acquired                           Fiscal Year End                            End(1)
                               on          Value     ------------------------------------  -----------------------------------
Name                        Exercise     Realized      Exercisable       Unexercisable       Exercisable      Unexercisable
------------------------  ------------  -----------  ----------------  ------------------  ---------------  ------------------
J. Thomas Parmeter                 -0-          -0-           160,000              40,000       $        0          $        0
Joseph Cappello, Ph.D.             -0-          -0-           149,000              76,000       $52,155.00          $35,720.00
Franco A. Ferrari, Ph.D.           -0-          -0-           120,500              52,000       $46,117.50          $26,670.00
John E. Flowers                    -0-          -0-           118,000              52,000       $44,230.00          $26,670.00
Laura Sarno.                       -0-          -0-            15,000              70,000       $13,425.00          $58,650.00

(1)  calculated using the closing price of $1.375 per share as of December 29,
     2000

   The Company does not have a defined benefit or actuarial pension plan. The Company does not have a long-term incentive plan and did not make any long term awards in 2000.

Employment Agreements

   On February 17, 2000, the Company entered into employment agreements with each of Mr. Parmeter, Dr. Cappello, Dr. Ferrari and Mr. Flowers, calling for annual base salaries of $212,000, $137,000, $127,000 and $125,000, respectively, as well as certain other customary benefits. These agreements expire on December 31, 2002, unless terminated prior to that date by the Company or the executive. These agreements provide that if any of the executives' employment is terminated by the Company without cause, then such executive shall be entitled to continue to receive his base salary until the earlier of the expiration date of the agreement or six months after such termination. On April 12, 2001, each of Mr. Parmeter, Dr. Cappello, Dr. Ferrari and Mr. Flowers executed an amendment to his employment agreement with the Company pursuant to which these severance payments will be eliminated, effective December 31, 2001. Furthermore, each of these executives may terminate his employment for a "good reason" following a change in control of the Company. A "good reason" means a reduction in salary, a material reduction in positions, duties or responsibilities or the failure of the Company to have its successor assume the Company's obligations under the employment agreement. If any executive were to terminate his employment for a good reason, the Company would be obligated to pay such executive a lump sum payment equal to 2.99 times his base salary in the case of Mr. Parmeter and 2.0 times in the case of the other three executives then in effect, plus any other vested benefits.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Section 16 Participants"), to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such forms furnished to the Company, or written representations that no such forms were required, the Company believes that during 2000 all Section 16 Participants complied with all applicable Section 16(a) filing requirements.

Affiliate Transactions

   In February 1997, the Compensation Committee approved a loan of up to $250,000, of which a loan of $140,000 was made at a rate of 7.75% per annum, to Mr. Parmeter, secured by a pledge of stock, solely to meet his tax obligations arising from the exercise of a stock option. In May 1999, the Stock Option and Compensation Committee extended the term of the loan until April 2005. The Company does not anticipate seeking stockholder ratification of the loan to Mr. Parmeter.

                                 OTHER MATTERS

   Management knows of no other business to be presented at the annual meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.

                            STOCKHOLDER INFORMATION

     ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE 2000 FISCAL YEAR BY WRITTEN REQUEST ADDRESSED TO THE COMPANY, 10655 SORRENTO VALLEY ROAD, SAN DIEGO, CALIFORNIA 92121, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-KSB IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders to be presented at the Company's 2002 annual meeting must be received by the Company no later than 120 days prior to April 25, 2002, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting. Furthermore, proposals by stockholders outside the process of Rule 14a-8 under the Securities Exchange Act of 1934 may be considered untimely and ineligible to properly come before the Company's 2002 annual meeting if such proposal is not submitted at least 45 days prior to April 25, 2002.


                              By Order of the Board of Directors,



                              PHILIP J. DAVIS
                              Secretary


Dated: April 25, 2001

                                 APPENDIX "A"
                            AUDIT COMMITTEE CHARTER
                                      OF
                      PROTEIN POLYMER TECHNOLOGIES, INC.
                                APRIL 27, 2000


Organization
This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy
The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

 . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

 . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

 . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                       PROTEIN POLYMER TECHNOLOGIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2001

  The shares represented by this proxy will be voted as directed by the stockholder. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 18, 2001 and appoints J. Thomas Parmeter and Philip J. Davis, and each of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock and Series G Preferred Stock, if any, of Protein Polymer Technologies, Inc. held of record by the undersigned on March 21, 2001, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders to be held at the offices of Paul, Hastings, Janofsky and Walker, LLP, located at 399 Park Avenue, 31st Floor, New York, New York 10022, on Friday, May 18, 2001 at 1:00 p.m. and at any adjournment or postponement thereof for the following purposes:

PROPOSAL 1.
ELECTION OF DIRECTORS OF PROTEIN POLYMER TECHNOLOGIES, INC.

1) J. Thomas Parmeter, 2) Edward E. David, 3) George R. Walker, 4) Richard Adelson, 5) Patricia J. Cornell, 6) J. Paul Jones, 7) Philip J. Davis, 8) Edward J. Hartnett, 9) Kerry L. Kuhn

      FOR ALL NOMINEES [_]                 WITHHOLD ALL NOMINEES [_]

Instructions: To withhold authority to vote for any individual nominee, place an X in the box marked "FOR ALL NOMINEES" and strike a line through the nominee's name listed above. By placing a line through any nominee you are giving instruction not to vote for that nominee.

--------------------------------------------------------------------------------


PROPOSAL 2.
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                            FOR [_]   AGAINST [_]   ABSTAIN [_]

PROPOSAL 3.
RATIFICATION OF APPOINTMENT OF PETERSON & COMPANY AS INDEPENDENT AUDITORS
                                            FOR [_]   AGAINST [_]   ABSTAIN [_]

This proxy authorizes J. Thomas Parmeter and Philip J. Davis to vote at his discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF EACH OF THE OTHER PROPOSALS.

                                             Dated: _________, 2001

                                                         ----------------------
                                             (Signature)

                                                         ----------------------
                                             (Signature if held
                                             jointly)

                                             THIS PROXY IS BEING SOLICITED ON
                                             BEHALF OF THE BOARD OF DIRECTORS
                                             OF PROTEIN POLYMER TECHNOLOGIES,
                                             INC.